UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 1, 2023 (August 28, 2023)

 NRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Orange Street, Suite 600 Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

(484) 254-6134

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	NRXPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 28, 2023, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the purchasers signatory thereto (the “Investors”), pursuant to which the Company issued 3,000,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), and one (1) investor warrant (each an “Investor Warrant”) for every share of Series A Convertible Preferred Stock issued. Each Investor Warrant entitles the holder to purchase one (1) share of Common Stock at a purchase price of $0.40 per share. The aggregate purchase price for each share of Series A Convertible Preferred Stock and associated Investor Warrant was $0.40.

Beginning on the sixth month anniversary of the date of issuance, each share of Series A Convertible Preferred Stock will be convertible into one (1) share of the Company’s common stock, par value $0.001 per share (“Common Stock”). The Series A Convertible Preferred Stock may also be converted into Common Shares at any time during the initial six-month period after issuance, at the option of the Investor, if the closing share price of the Common Stock equals or exceeds $1.20 per share on any trading day.

The Investor Warrants are exercisable starting on the six (6) month anniversary of the date of issuance and will have a term of five (5) years from the date of issuance. The Investor Warrants may also be exercised during the initial six-month period after issuance, at the option of the Investor, if the closing share price of the Common Stock equals or exceeds $1.20 per share on any trading day.

The aggregate proceeds to the Company from the private placement was approximately $1.2 million before expenses. The Company intends to use the net proceeds from such private placement for capital expenditures, working capital and general corporate purposes, including a corporate share repurchase program, as permitted by applicable law and legally available funds.

The foregoing descriptions of the Securities Purchase Agreement and the Investor Warrants do not purport to be complete and are qualified in their entirety by the full text of the Securities Purchase Agreement attached hereto as Exhibit 10.1 and the full text of the Investor Warrant attached hereto as Exhibit 4.1.

Item 3.02 Unregistered Sales of Equity Securities.

The Company is issuing 3,000,000 shares of the Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Convertible Preferred Stock”) and 3,000,000 Investor Warrants (the “Investor Warrants”). The aggregate purchase price for each share of Series A Convertible Preferred Stock and associated Investor Warrant was $0.40.

The aggregate proceeds to the Company from the sale of the Series A Convertible Preferred Stock and Investor Warrants was approximately $1.2 million before expenses. As the issuance was made to existing investors, there were no underwriting discounts or commissions.

The Securities have not been registered for sale under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements. The issuance and sale of the Securities are made in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. Any shares of Common Stock issued upon the conversion of the Series A Convertible Preferred Stock, or the exercise of the Investor Warrants, will be issued in a private placement under Section 4(a)(2) and/or Regulation D of the Securities Act of 1933. No form of general solicitation or general advertising was conducted in connection with the issuance.

The Securities contain (or will contain, where applicable) restrictive legends preventing the sale, transfer, or other disposition of such securities, unless registered under the Securities Act, or pursuant to an exemption therefrom. The disclosure contained in this Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the SEC.

Each Purchaser in the Private Placement was required to represent that, at the time of the applicable closing, it was an accredited investor as defined in Rule 501(a) under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a) under the Securities Act.

Beginning on the sixth month anniversary of the date of issuance, each share of Series A Convertible Preferred Stock will be convertible into one (1) share of the Company’s common stock, par value $0.001 per share (“Common Stock”). The Series A Convertible Preferred Stock may also be converted into Common Shares at any time during the initial six-month period after issuance, at the option of the Investor, if the closing share price of the Common Stock equals or exceeds $1.20 per share on any trading day.

The Investor Warrants are exercisable starting on the six (6) month anniversary of the date of issuance and will have a term of five (5) years from the date of issuance. The Investor Warrants may also be exercised during the initial six-month period after issuance, at the option of the Investor, if the closing share price of the Common Stock equals or exceeds $1.20 per share on any trading day.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On August 30, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock with the Delaware Secretary of State (the “Certificate of Designation”) authorizing up to 12,000,000 shares of Series A Convertible Preferred Stock. The Certificate of Designation authorizes the issuance of a series of preferred stock designated as the Series A Convertible Preferred Stock, par value $0.001 per share, of the Company and fixes the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Second Amended and Restated Certificate of Incorporation of the Corporation which are applicable to the Preferred Stock of all classes and series).

Holders shall not be entitled to receive any dividends in respect of the Series A Convertible Preferred Stock or have any voting rights except as otherwise required by law. However, as long as any shares of Series A Preferred Convertible Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Convertible Preferred Stock, (a) disproportionally alter or change adversely the powers, preferences or rights given to the Series A Convertible Preferred Stock or alter or amend the Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that disproportionally adversely affects any rights of the such holders, (c) increase or decrease the number of authorized shares of Series A Convertible Preferred Stock or (d) enter into any agreement with respect to any of the foregoing.

Upon any liquidation, dissolution or winding up of the Company (a “Liquidation”), whether voluntary or involuntary, each holder of Series A Convertible Preferred Stock shall be entitled to receive the amount of cash, securities or other property to which such holder would be entitled to receive if such shares had been converted to Common Stock immediately prior to such Liquidation, subject to certain rights and limitations.

Each share of Series A Convertible Preferred Stock may be converted into one (1) share of Common Stock; provided that no shares of Series A Convertible Preferred Stock may be converted within the first six (6) months after issuance unless the closing share price of the Common Stock equals or exceeds $1.20 per share on any trading day. The holder’s ability to convert Series A Convertible Preferred Stock into Common Stock may be subject to certain limitations as set forth in the Certificate of Designation.

The foregoing descriptions of the Series A Convertible Preferred Stock and Certificate of Designation do not purport to be complete and are qualified in their entirety by the full text of the Certificate of Designation attached hereto as Exhibit 3.1.

Item 7.01. Regulation FD Disclosure.

On August 29, 2023, the Company issued a press release announcing its entrance into the Securities Purchase Agreement and the transactions contemplated thereby. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series A Convertible Preferred Stock
4.1	Form of Investor Warrant
10.1	Form of Securities Purchase Agreement.
99.1	Press Release
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRX Pharmaceuticals, Inc.

Date: September 1, 2023	/s/ Stephen Willard
Stephen Willard
Acting General Counsel

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